                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Sypris Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         [Logo of SYPRIS appears here]

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of the Stockholders of Sypris Solutions, Inc., to be held at the Hyatt Regency, 320 West Jefferson Street, Louisville, Kentucky 40202 on Thursday, April 29, 1999, at 10:00 a.m., local time.

      Matters to be considered and acted upon at the Annual Meeting include:
(i) the election of directors, (ii) a proposal to approve the adoption of the Sypris Solutions, Inc. Employee Stock Purchase Plan, (iii) a proposal to approve an amendment to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan to increase the number of shares of common stock available for issuance thereunder from 250,000 to 500,000 shares, and (iv) such other matters as may properly come before the meeting.

      Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. We encourage you to review this material carefully.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the self-addressed envelope provided. A proxy may be revoked prior to the meeting and will not affect your right to vote in person in the event that you decide to attend the meeting.

[SIGNATURE OF JEFFREY E. GILL]
                                         [SIGNATURE OF ROBERT T. GILL]

Jeffrey T. Gill                           Robert E. Gill
President and Chief Executive Officer     Chairman of the Board

                            SYPRIS SOLUTIONS, INC.
                            455 South Fourth Street
                          Louisville, Kentucky 40202

                                 ------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, APRIL 29, 1999

                                 ------------

To the Stockholders of Sypris Solutions, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of Sypris Solutions, Inc. (the "Company") will be held on Thursday, April 29, 1999, at 10:00 a.m., local time, at the Hyatt Regency, 320 West Jefferson Street, Louisville, Kentucky 40202, for the following purposes:

      1. To elect eight (8) directors of the Company to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected;

      2. To consider and act upon a proposal to approve the Sypris Solutions, Inc. Employee Stock Purchase Plan, under which eligible employees may elect to have amounts deducted from their base salary and wages, subject to certain amount limitations, to be used to purchase, subject to the terms of such plan, shares of the common stock of the Company at 85% of their fair market value;

      3. To consider and act upon a proposal to approve an amendment to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan to increase the number of shares of common stock of the Company available for issuance thereunder from 250,000 to 500,000 shares; and

      4. To transact such other business as may properly be brought before the meeting or any adjournment thereof, including matters incident to its conduct.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 17, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                         By Order of the Board of Directors

                                         /s/ Richard L. Davis

                                         Richard L. Davis
                                         Secretary

Louisville, Kentucky
March 26, 1999

      PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER FIND THAT YOU MAY BE PRESENT OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                            SYPRIS SOLUTIONS, INC.
                            455 South Fourth Street
                          Louisville, Kentucky 40202
                                (502) 585-5544

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of Sypris Solutions, Inc. (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 29, 1999, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Regency, 320 West Jefferson Street, Louisville, Kentucky 40202. The Company's telephone number is (502) 585-5544.

      These proxy solicitation materials were mailed on or about March 26, 1999 to all stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A copy of the Annual Report for the Company for the fiscal year ended December 31, 1998, including financial statements, was sent to the stockholders concurrently with this Proxy Statement.

Record Date and Share Ownership

      Stockholders of record at the close of business on March 17, 1999 (the "Record Date") of the Company's common stock, par value $.01 per share (the "Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 9,455,881 shares of Common Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of 5% or more of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Voting and Solicitation

      Each stockholder of Common Stock is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. The holders of a majority of the outstanding shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

      If the enclosed form of proxy is executed, returned and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholders, and if specifications are not made, it will be voted FOR the election of the director nominees named herein, FOR the proposal to approve the Company's Employee Stock Purchase Plan and FOR the proposal to approve an amendment to the Company's Independent Directors' Stock Option Plan. If any other matter, not known or determined at the time of solicitation of proxies, properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Richard L. Davis, Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

      Abstentions and executed proxies returned by a broker holding shares of the Company's Common Stock in street name which indicate that the broker does not have discretionary authority as to certain shares to vote on one or more matters ("broker non-votes") will be considered present at the Annual Meeting for purposes of establishing a quorum. Abstentions will not be voted. Broker non-votes will not be counted as votes cast on any matter to which they relate. Except as otherwise indicated, an affirmative vote of a majority of the number of shares of stock present or represented by proxy at the Annual Meeting and entitled to vote shall decide any question brought before the Annual Meeting. The election of the directors named in this Proxy Statement will be determined by the vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and abstentions and broker non-votes will have no effect on the outcome of the vote on such election.

     As of the Record Date, GFP, Ltd., Gill Family Capital Management, Inc., Robert E. Gill, Virginia G. Gill, Jeffrey T. Gill and R. Scott Gill (the "Gill Family") beneficially owned an aggregate of 8,371,711 shares of the Company's Common Stock or approximately 88.3% of the shares of the Company's Common Stock outstanding on such date. The members of the Gill Family have indicated their intention to vote their shares of the Company's Common Stock in favor of approval and adoption of each of the proposals.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information with respect to beneficial ownership of Common Stock as of March 17, 1999, including beneficial ownership (i) by each person who is known by the Company to own beneficially more than 5% of each class of stock, (ii) by each of the Company's directors who owns shares, (iii) by each of the Named Officers reflected in the Summary Compensation Table, and (iv) by all current directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                   Shares Beneficially Owned
                                                         Common Stock
                                                   -----------------------------
                                                      Number         Percent
                                                   --------------- -------------
Robert E. Gill (1)................................       3,275,666        34.6%
253 Canton Avenue East
Winter Park, Florida 32789
Virginia G. Gill (2)..............................       3,275,666        34.6%
253 Canton Avenue East
Winter Park, Florida 32789
Jeffrey T. Gill (3)...............................       6,008,006        63.4%
455 South Fourth Street
Louisville, Kentucky 40202
R. Scott Gill (4).................................       5,637,371        59.6%
1730 North Clark Street
Apartment 4112
Chicago, Illinois 60614
GFP, Ltd. (5).....................................       3,274,666        34.6%
455 South Fourth Street
Louisville, Kentucky 40202
Gill Family Capital Management, Inc. (6)..........       3,274,666        34.6%
455 South Fourth Street
Louisville, Kentucky 40202
Henry F. Frigon (7)...............................          50,671           *
William L. Healey (8).............................          10,500           *
Roger W. Johnson (9)..............................          29,649           *
Sidney R. Petersen (10)...........................          50,648           *
Robert Sroka (11).................................          26,133           *
John M. Kramer (12)...............................          52,514           *
Thomas W. Lovelock (13)...........................          15,856           *
David D. Johnson (14).............................          28,632           *

Current directors and executive officers as a
 group (15 persons)...............................       8,813,975        89.5%

------------
*     less than 1%.

 (1) Includes 500 shares beneficially owned by Virginia G. Gill, his wife. Robert E. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares of the Common Stock of the Company owned by GFP, Ltd., a Kentucky limited partnership, of which Robert E. Gill is a limited partner holding a 47.94235% ownership interest and of which Virginia G. Gill is limited partner holding a 48.84082% ownership interest. On the basis of certain provisions of the limited partnership agreement of GFP, Ltd. (the "Partnership Agreement"), Robert E. Gill and Virginia G. Gill may be deemed to beneficially own shares of Common Stock that are attributable to such limited partnership interests. Mr. Gill is also a director and executive officer of the Company and was a Named Officer during the fiscal year ended December 31, 1998.

 (2) Includes 500 shares beneficially owned by Robert E. Gill, her husband. Virginia G. Gill shares voting and investment power with her spouse with respect to these shares. Also includes 3,274,666 shares held by GFP, Ltd. See footnote (1) above for certain information concerning GFP, Ltd.

 (3) Includes 6,717 shares owned by Patricia G. Gill, his wife, and 17,258 shares issuable under currently exercisable options owned by Patricia G. Gill. Jeffrey T. Gill shares voting and investment power with his spouse with respect to these shares. Also includes 3,274,666 shares held by GFP, Ltd., of which Jeffrey T. Gill is a limited partner holding a 0.26552% ownership interest, of which Patricia G. Gill is a limited partner holding a 0.26552% ownership interest, and of which trusts for the benefit of Jeffrey T. Gill's children, of which Jeffrey T. Gill is trustee, are limited partners holding an aggregate of 0.79656% ownership interest. Gill Family Capital Management, Inc., a Kentucky corporation (the "General Partner"), is the general partner of GFP, Ltd., with a 0.95974% ownership interest in GFP, Ltd. Jeffrey T. Gill is the President and Treasurer of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of Jeffrey T. Gill's positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, Jeffrey
      T. Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director and executive officer of the Company and was a Named Officer during the fiscal year ended December 31, 1998.

 (4) Includes 10,000 shares issuable under currently exercisable stock options. Includes 3,274,666 shares owned by GFP, Ltd., of which R. Scott Gill is a limited partner holding a 0.92949% ownership interest. R. Scott Gill is the President and Secretary of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of R. Scott Gill's positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, R. Scott Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Gill is also a director of the Company.

 (5) Voting power is exercised through the General Partner. See footnotes (3) and (4).

 (6)  In its capacity as General Partner. See footnotes (3) and (4).

 (7) Includes 49,421 shares issuable under currently exercisable stock options.

 (8) Includes 10,000 shares issuable under currently exercisable stock options.

 (9) Includes 29,649 shares issuable under currently exercisable stock options.

(10) Includes 50,023 shares issuable under currently exercisable stock options, and 625 shares held by a family trust of which Mr. Petersen is a trustee. Mr. Petersen shares voting and investment power with respect to the shares held by the family trust.

(11) Includes 25,133 shares issuable under currently exercisable stock options.

(12) Includes 40,708 shares issuable under currently exercisable stock options. Mr. Kramer was a Named Officer during the fiscal year ended December 31, 1998.

(13) Includes 9,375 shares issuable under currently exercisable stock options. Mr. Lovelock was a Named Officer during the fiscal year ended December 31, 1998.

(14) Includes 21,250 shares issuable under currently exercisable stock options. Mr. Johnson was a Named Officer during the fiscal year ended December 31, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially owned more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission (the "SEC") with regard to their beneficial ownership of the Common Stock. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. During the Company's prior fiscal year, Richard L. Davis, an executive officer of the Company, made a late filing of one (1) report concerning one (1) transaction. The required report was subsequently filed for Mr. Davis. Based solely upon its review of reports furnished to the Company of ownership on Form 3 and changes in ownership on Forms 4 and 5 and amendments thereto filed with the SEC by the Company's officers, directors and certain beneficial owners, or written representations furnished to the Company by such persons, the Company believes that all other filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

Certain Relationships and Related Transactions

      Effective March 30, 1998, Group Technologies Corporation ("GroupTech"), a Florida corporation, completed the acquisition of Group Financial Partners, Inc. ("GFP"), and GFP's majority-owned subsidiaries Bell Technologies, Inc. ("Bell") and Tube Turns Technologies, Inc. ("Tube Turns"). The transaction (the "Reorganization") was effected pursuant to a Fourth Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of February 5, 1998, by and among GroupTech, GFP, Bell and Tube Turns, and was approved by the stockholders of GroupTech and Bell on March 16, 1998, and by the stockholders of GFP and Tube Turns on March 17, 1998. In connection with the Reorganization, all of the outstanding shares of GFP Partners-V, Inc., Unison Commercial Group, Inc. and BW Riverport, Inc. were distributed to the shareholders of GFP; Tube Turns merged with and into a newly formed, wholly-owned subsidiary of GroupTech (the "Tube Turns Merger"); Bell merged with and into a newly formed, wholly-owned subsidiary of GroupTech (the "Bell Merger"); GFP merged with and into GroupTech; and GroupTech contributed all of the assets of GroupTech (other than the shares of the newly merged Tube Turns and Bell and the shares of BT Holdings, Inc. and Metrum-Datatape, Inc. ("Metrum-Datatape"), former wholly-owned subsidiaries of GFP) into a newly formed, wholly-owned subsidiary of the Company (a new entity named Group Technologies Corporation), and this subsidiary assumed all of the liabilities of GroupTech. Immediately after the Reorganization, GroupTech effected a 1-for-4 reverse stock split and reincorporated in Delaware through the merger of GroupTech into a newly formed wholly-owned Delaware subsidiary, Sypris Solutions, Inc. (referred to herein as the "Company"), and each share of GroupTech outstanding common stock was converted into one share of the Company's Common Stock.

      In the Reorganization, (i) each share of common stock of Tube Turns was converted into 5.4276 shares of common stock of GroupTech; (ii) each share of common stock of Bell was converted into 14.4737 shares of common stock of GroupTech; and (iii) each share of common stock of GFP was converted into
106.2013 shares of common stock of GroupTech. Fractional shares were paid in cash based upon $3.04 per share of common stock of GroupTech. The number of shares of common stock of GroupTech issued to the stockholders of GFP included the 15,064,625 shares of common stock of GroupTech owned by GFP immediately prior to the effective time of the Reorganization and the 19,190,933 shares of common stock of GroupTech received by GFP in the Tube Turns Merger and the Bell Merger attributable to GFP's ownership of Tube Turns and Bell, respectively. The aggregate consideration received by the stockholders of GFP, Tube Turns and Bell was $104,136,896, $22,717,679 and $41,462,080,
respectively. The aggregate consideration received by the stockholders of GFP included $45,796,460 attributable to the common stock of GroupTech owned by GFP immediately prior to the effective time of the Reorganization and $21,261,900 and $37,078,536 attributable to shares of common stock of GroupTech received in the Tube Turns Merger and the Bell Merger, respectively. Under the Reorganization Agreement, shares of common stock of GroupTech were valued at $3.04 per share. The valuations used in determining the aggregate consideration were determined by or under the direction of certain affiliates of GroupTech described below and were based on a review of comparable earnings and book value multiples.

      Robert E. Gill and Jeffrey T. Gill served in a number of overlapping positions at GroupTech, GFP, Tube Turns and Bell. At various times prior to the Reorganization, Robert E. Gill served as Chairman, President, Chief Executive Officer and a director of GFP and GroupTech and Chairman of Bell and Tube Turns. In addition, prior to the Reorganization, the Gill Family controlled approximately 99.4% of the common stock of GFP, and GFP in turn controlled approximately 80.0% of the common stock of GroupTech, 100% of the preferred stock of GroupTech, approximately 98.6% of the common stock of Tube Turns, and approximately 95.8% of the common stock of Bell. After the Reorganization was completed, the Gill Family ownership of the Company increased from approximately 82.3% to approximately 89.2%. After the Reorganization, Robert E. Gill became the Chairman of the Company and Jeffrey
T. Gill became the President and Chief Executive Officer of the Company. Also, both men are serving as directors of the Company after the Reorganization. The President of Tube Turns, who also served as a director of Tube Turns prior to the Reorganization, has rights to a substantial number of shares of stock under option in the Company as a result of the Reorganization. R. Scott Gill, who served as a director of GFP, Bell and Tube Turns, is serving as a director of the Company after the Reorganization. Each of Richard
L. Davis, who served as Vice President and Chief Financial Officer of GFP and as a director of Tube Turns, and Anthony C. Allen, who served as Vice President of Finance of GFP and as a director of Bell, has rights to a substantial number of shares of stock under option in the Company as a result of the Reorganization. William L. Healey and Robert Sroka, who served as directors of Bell, are serving as directors of the Company after the Reorganization.

      Prior to the Reorganization, GroupTech was a party to certain transactions involving the Gill Family or their affiliates, including (i) a tax sharing agreement with GFP's affiliated group; (ii) a loan agreement among GroupTech, GFP and certain GFP subsidiaries, providing for a $30,000,000 revolving credit line and a $15,000,000 term note, secured by the assets of all loan parties; and (iii) the conversion of GroupTech cumulative convertible preferred stock previously issued to GFP into 2,025,000 shares of GroupTech common stock prior to the Reorganization.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

      A board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

      The following table contains certain information, which has been furnished to the Company by the individuals named, concerning the nominees, all of whom are currently serving as directors.

           Name        Age           Position and Principal Occupation
     ----------------  --- ----------------------------------------------------
     Robert E. Gill..   73 Director; Chairman of the Board of the Company

     Jeffrey T. Gill.   43 Director; President and Chief Executive Officer of
                           the Company

     R. Scott Gill...   40 Director; Project Manager, IA Chicago, P.C.

     Henry F. Frigon.   64 Director; Chairman, President and Chief Executive
                           Officer of CARSTAR, Inc.; Former President and Chief
                           Executive Officer of BATUS, Inc.;
                           Former Executive Vice President and Chief Financial
                           Officer of Hallmark Cards, Inc.

     William L.         54 Director; Chairman, President and Chief Executive
      Healey.........      Officer of Smartflex Systems, Inc.

     Roger W.           64 Director; Chief Executive Officer of YPO
      Johnson........      International; Former
                           Administrator of U.S. General Services
                           Administration; Former Chairman and Chief Executive
                           Officer of Western Digital Corporation

     Sidney R.          68 Director; Retired; Former Chairman and Chief
      Petersen.......      Executive Officer of Getty
                           Oil, Inc.

     Robert Sroka....   49 Director; Managing Partner, Lighthouse Holdings,
                           LLC; Former Managing Director of J.P. Morgan

      The following is a brief summary of the business experience of each of the nominees.

      Robert E. Gill has served as a director and Chairman of the Board of the Company since September 1997. Mr. Gill served as a director of GroupTech from 1989 until its merger with the Company in March 1998. He also served as Chairman of the Board of GroupTech from 1989 to 1992 and as its President and Chief Executive Officer from October 1996 until February 1997. From February 1997 to March 1998, he served as President and Chief Executive Officer of Bell. Mr. Gill co-founded GFP, the former parent corporation of the Company, and served as

Chairman of the Board of GFP from its inception in 1983 until its merger with GroupTech in March 1998 and as its President and Chief Executive Officer from 1983 through 1992. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

      Jeffrey T. Gill has served as a director, President and Chief Executive Officer of the Company since September 1997. Mr. Gill also served as a director of GroupTech from 1989 and as Chairman of the Board of GroupTech from 1992 until its merger with the Company in March 1998. Mr. Gill co-founded GFP and served as a director of GFP from its inception in 1983 and as its President and Chief Executive Officer from 1992 until its merger with GroupTech in March 1998. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

      R. Scott Gill has served as a director of the Company since September 1997. Mr. Gill served as Senior Vice President and Secretary of the Company from September 1997 until June 1998. Mr. Gill co-founded GFP and served as a director of GFP from its inception in 1983 and as its Vice President and Secretary from 1983 until its merger with GroupTech in March 1998. He is currently a Project Manager with IA Chicago, P.C., an architectural design firm. R. Scott Gill is the son of Robert E. Gill and the brother of Jeffrey T. Gill.

      Henry F. Frigon has served as a director of the Company since September 1997. Mr. Frigon served as a director of GroupTech from 1994 until its merger with the Company in March 1998. Mr. Frigon is currently Chairman, President and Chief Executive Officer of CARSTAR, Inc., a provider of collision repair services. From 1994 to the present, he has served as a private investor and business consultant. He served as Executive Vice President-Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1990 through 1994. He retired as President and Chief Executive Officer of BATUS, Inc. in March 1990, after serving with that company for over 10 years. Mr. Frigon currently serves as a director of H & R Block, Inc., Buckeye Technologies Inc. and Dimon, Inc.

      William L. Healey has served as a director of the Company since September 1997 and from 1996 to 1998 he served as a director of Bell. Since 1993, Mr. Healey has served as a director of Smartflex Systems, Inc. and as Chairman of the Board since 1996. He has also served as the President and Chief Executive Officer of Smartflex since 1989. Prior to joining Smartflex, Mr. Healey served in several executive positions with Silicon Systems, Inc., including Senior Vice President of Operations.

      Roger W. Johnson has served as a director of the Company since September 1997. Mr. Johnson served as a director of GroupTech from 1996 until its merger with the Company in March 1998. Mr. Johnson is currently Chief Executive Officer of YPO International (the Young Presidents' Organization). Mr. Johnson served as Administrator of the United States General Services Administration from 1993 through 1996. He served as Chairman and Chief Executive Officer of Western Digital Corporation, a manufacturer of computer hard drives, from 1982 through 1993. Mr. Johnson currently serves as a director of Array Microsystems, Elexys International, Inc., Needham, Inc. Growth Fund, JTS Corporation, Insulectro and AST Computer.

      Sidney R. Petersen has served as a director of the Company since September 1997. Mr. Petersen served as a director of GroupTech from 1994 until its merger with the Company in March 1998. In 1984, Mr. Petersen retired as Chairman of the Board and Chief Executive Officer of Getty Oil, Inc. where he served in a variety of increasingly responsible management positions since 1955. Mr. Petersen currently serves as director of Avery Dennison Corporation, UnionBanCal Corporation and its subsidiary, Union Bank of California, Seagull Energy Corporation, and NICOR, Inc. and its subsidiary, NICOR Gas Company.

      Robert Sroka has served as a director of the Company since September 1997 and from 1995 to 1998 he served as a director of Bell. Since April 1998, Mr. Sroka has served as the Managing Partner of Lighthouse Holdings, LLC, a private investment and business consulting company. From 1994 to 1998, Mr. Sroka served as Managing Director of Investment Banking-Mergers and Acquisitions for J.P. Morgan. From 1985 to 1998, he held several senior executive positions at J.P. Morgan, including Vice President-Investment Banking and Vice President-Corporate Finance.

          MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

Board of Directors and Committees of the Board

      The Board of Directors held a total of eight regularly scheduled and special meetings during the fiscal year ended December 31, 1998. All incumbent directors attended at least 75% of the meetings of the Board of Directors and the respective committees of which they are members. The Board of Directors currently has four standing committees as described below.

      The Audit and Finance Committee of the Board of Directors currently consists of Roger W. Johnson, William L. Healey and Robert Sroka. The Audit and Finance Committee has responsibility for consulting with the Company's officers regarding the appointment of independent auditors, discussing the scope of the auditor's examination, reviewing annual financial statements, and consulting with the independent auditors on the adequacy of internal controls. The Audit and Finance Committee also has responsibility for providing oversight with regard to the Company's debt and credit arrangements, acquisitions, divestitures and proposals for changes in the Company's capitalization and financing strategies. The Audit and Finance Committee held four meetings during the fiscal year ended December 31, 1998.

      The Compensation Committee of the Board of Directors currently consists of Henry F. Frigon, William L. Healey and Sidney R. Petersen. The functions performed by the Compensation Committee include oversight of executive compensation (including compensation for the chief executive officer), review of the Company's overall compensation programs and administration of certain of the Company's incentive compensation programs. The Compensation Committee also has responsibility for oversight of director compensation, Company benefit plans and any loans to executive officers of the Company. The Compensation Committee held six meetings during the fiscal year ended December 31, 1998.

      The Executive Committee of the Board of Directors currently consists of Robert E. Gill, Jeffrey T. Gill, R. Scott Gill and Henry F. Frigon. Except for certain powers which under Delaware law may only be exercised by the full Board of Directors, the Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Company between meetings of the Board of Directors. The Executive Committee held no meetings during the fiscal year ended December 31, 1998.

      The Nominating and Governance Committee of the Board of Directors currently consists of Sidney R. Petersen, Roger W. Johnson and Robert Sroka. The Nominating and Governance Committee has responsibility for establishing the criteria for and reviewing the effectiveness of the Board of Directors and the executive officers of the Company. The Nominating and Governance Committee also has responsibility for providing oversight with regard to the Company's various programs regarding management succession, business ethics and other governance issues. This Committee was established in April 1998. The Nominating and Governance Committee held two meetings during the fiscal year ended December 31, 1998. The Nominating and Governance Committee will not consider nominations recommended by security holders.

Compensation of Directors

      Independent directors (currently Henry F. Frigon, R. Scott Gill, William
L. Healey, Roger W. Johnson, Sidney R. Petersen and Robert Sroka) are paid an annual retainer of $15,000, a fee of $1,000 for attending each Board meeting ($300 if attendance is by phone), a fee of $1,250 for acting in the capacity of chairman for each Committee meeting ($300 if attendance is by phone) and a fee of $1,000 for attending each Committee meeting ($300 if attendance is by phone). Committee fees are only earned if the Committee meetings are held on a date other than a Board meeting date. Independent directors may elect to receive their annual retainer and meeting fees in the form of stock options granted pursuant to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan in lieu of cash. During 1998, Mr. Frigon, Mr. Johnson, Mr. Petersen and Mr. Sroka elected to receive their annual retainer and meeting fees in the form of stock options, and a total of 33,034 options were granted to those independent directors in payment of director fees. Independent directors also receive initial and annual grants of stock options for each elected term as a director under the Company's Independent Directors' Stock Option Plan. Each independent director was granted an option to purchase 10,000 shares upon his election to the Board on

June 24, 1998. No director exercised stock options in 1998. All directors are reimbursed for travel and related expenses incurred by them in attending Board and Committee meetings. Directors who are employees of the Company or any of its affiliates are not eligible to receive compensation for services rendered as a director.

Executive Officers

     The executive officers of the Company, their ages and their positions with the Company are as follows:

     Name                     Age Position with the Company
     ----                     --- -------------------------
     Robert E. Gill..........  73 Chairman of the Board

     Jeffrey T. Gill.........  43 President and Chief Executive Officer

     John M. Kramer..........  56 President and Chief Executive Officer of Tube Turns
                                  Technologies, Inc.

     John B. Krauss..........  63 President and Chief Executive Officer of Metrum-Datatape, Inc.

     Thomas W. Lovelock......  56 President and Chief Executive Officer of Group
                                  Technologies Corporation

     Henry L. Singer II......  53 President and Chief Executive Officer of Bell Technologies, Inc.

     Richard L. Davis........  45 Senior Vice President and Secretary

     David D. Johnson........  43 Vice President and Chief Financial Officer and Treasurer

     Anthony C. Allen........  40 Vice President and Controller and Assistant Secretary

     Robert E. Gill has served as a director and Chairman of the Board of the Company since September 1997. Mr. Gill served as a director of GroupTech from 1989 until its merger with the Company in March 1998. He also served as Chairman of the Board of GroupTech from 1989 to 1992 and as its President and Chief Executive Officer from October 1996 until February 1997. From February 1997 to March 1998, he served as President and Chief Executive Officer of Bell. Mr. Gill co-founded GFP, the former parent corporation of the Company, and served as Chairman of the Board of GFP from its inception in 1983 until its merger with GroupTech in March 1998, and as its President and Chief Executive Officer from 1983 through 1992. Robert E. Gill is the father of Jeffrey T. Gill and R. Scott Gill.

     Jeffrey T. Gill has served as a director, President and Chief Executive Officer of the Company since September 1997. Mr. Gill served as a director of GroupTech from 1989 and as Chairman of the Board from 1992 until its merger with the Company in March 1998. Mr. Gill co-founded GFP and served as a director of GFP from its inception in 1983 and as its President and Chief Executive Officer from 1992 until its merger with GroupTech in March 1998. Jeffrey T. Gill is the son of Robert E. Gill and the brother of R. Scott Gill.

     John M. Kramer has served as President and Chief Executive Officer of Tube Turns since 1985 and as a director from 1985 to March 1998. From 1977 to 1985, he served in various executive positions at Tube Turns. Prior thereto, Mr. Kramer served as Manager of Production Planning for Xerox from 1974 to 1976.

     John B. Krauss has served as President and Chief Executive Officer of Metrum-Datatape since December 1997. From February 1996 to December 1997, Mr. Krauss served as Vice President of Bell. From April 1995 to December 1996, he served as General Manager of the Metrum Division. From 1991 to 1995, Mr. Krauss served as President and Chief Executive Officer of Kids, Kids, Kids, Inc., a child entertainment company.

     Thomas W. Lovelock has served as President and Chief Executive Officer of GroupTech since February 1997 and as a director of GroupTech from March 1997 until its merger with the Company in March 1998. He also served as Vice President of Operations of GroupTech from 1989 to 1993. From 1995 to 1997, Mr. Lovelock served as President and Chief Executive Officer of Bell and from 1993 to 1995, Mr. Lovelock served as its Executive Vice President and Chief Operating Officer.

      Henry L. Singer II has served as President and Chief Executive Officer of Bell since March 1998. From 1991 to 1998, he served as President of the Powers Process Controls Unit of Crane Co., a manufacturer of specialty commercial and institutional plumbing products. From 1975 to 1991, Mr. Singer served in various other management positions at the Powers Process Controls Unit of Crane Co. From 1968 to 1971, he served as a Production Value Engineer at Lockheed Aircraft.

      Richard L. Davis has served as Senior Vice President of the Company since September 1997 and as Secretary of the Company since June 1998. From September 1997 to March 1998, Mr. Davis served as Senior Vice President of GFP. From 1985 to September 1997, he served as Vice President and Chief Financial Officer of GFP. From 1988 to 1998, he served as a director of Tube Turns, and from 1989 to 1994, he served as a director of Bell and GroupTech. Prior to 1985, Mr. Davis served as Corporate Controller for Armor Elevator Company and as an Audit Supervisor for Coopers and Lybrand.

      David D. Johnson has served as Vice President, Chief Financial Officer and Treasurer of the Company since September 1997. Mr. Johnson served as Vice President and Chief Financial Officer of GroupTech from March 1996 until its merger with the Company in March 1998. From 1993 to 1996, Mr. Johnson served as Financial Director, Far East South for Molex Incorporated, which manufactures electronic components and application tooling. He served in various other management positions for Molex since 1984. Prior to 1984, Mr. Johnson served as a senior manager for KPMG Peat Marwick in San Francisco, California.

      Anthony C. Allen has served as Vice President, Controller and Assistant Secretary of the Company since September 1997. From 1987 to 1994, he served as Vice President and Controller of GFP and from 1994 to 1998, he served as Vice President of Finance of GFP. Mr. Allen served as a director and Treasurer of Bell from 1994 to March 1998. From 1991 to 1997, he served as a director of Unison Commercial Group, Inc., a subsidiary of GFP.

      Officers are appointed by the Board of Directors and serve at the discretion of the Board.

                            Executive Compensation

     The following table sets forth the remuneration paid during the last three (3) fiscal years by the Company to (i) Jeffrey T. Gill, the President and Chief Executive Officer of the Company, and (ii) each of the Company's four (4) most highly compensated executive officers in fiscal year 1998 (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                   Annual Compensation                  Compensation Awards
                               ------------------------------------    ------------------------
                                                           Other       Restricted    Securities
        Name and                                           Annual        Stock       Underlying
       Principal                Salary       Bonus        Compen-       Award(s)      Options/           All Other
        Position          Year   ($)          ($)        sation ($)       ($)         SARs (#)        Compensation ($)
------------------------  ---- --------     --------     ----------    ----------    ----------       ----------------
Jeffrey T. Gill           1998 $223,269     $135,960            0             0             0             $ 8,000(1)
President and Chief       1997  218,750      300,000(2)         0             0             0               6,719(3)
Executive Officer         1996  200,000            0            0             0             0               7,667(4)

Thomas W. Lovelock        1998 $200,000     $115,000            0             0        40,000(8)          $10,543(1)(10)
President and Chief       1997  166,893(5)    70,181(6)         0       $14,208(7)    100,000(9)           25,479(3)(11)(12)
Executive Officer of      1996  150,000(6)         0            0             0             0              11,234(4)(13)
Group Technologies Corporation

John M. Kramer            1998 $148,096     $122,533(14)  $60,000(17)   $73,125(18)    45,000(8)(19)      $   896(10)
President and Chief       1997  145,750       65,153(15)        0             0             0                 862(11)
Executive Officer of      1996  140,250       41,000(16)        0             0        13,570(20)             927(13)
Tube Turns Technologies,
Inc.

Robert E. Gill            1998 $180,000(21) $ 74,160(21)        0             0             0                   0
Chairman of the Board     1997  152,308(21)        0            0             0             0                   0
                          1996        0            0            0             0             0                   0

David D. Johnson          1998 $167,526     $ 74,160            0             0        55,000(8)(22)      $36,617(1)(10)
Vice President and        1997  157,308       10,000            0             0        15,000(20)          46,289(3)(11)(12)(23)
Chief Financial Officer   1996  115,962       50,000            0             0        30,000(20)           6,343(4)(13)

-----------

 (1) Includes contributions to 401(k) Retirement Plan ($8,000 for Jeffrey T. Gill, $8,000 for Mr. Lovelock, and $6,893 for Mr. Johnson).

 (2) Includes a one-time bonus of $300,000 related to the liquidation of certain real estate operations in connection with the Reorganization.

 (3) Includes contributions to 401(k) Retirement Plan ($6,719 for Jeffrey T. Gill, $7,567 for Mr. Lovelock and $6,909 for Mr. Johnson).

 (4) Includes contributions to 401(k) Retirement Plan ($7,667 for Jeffrey T. Gill, $9,065 for Mr. Lovelock (paid by Bell prior to Mr. Lovelock's joining GroupTech) and $6,206 for Mr. Johnson).

 (5) Includes salary reimbursed to GroupTech from Bell of $15,578.

 (6) Earned at Bell prior to Mr. Lovelock's joining GroupTech.

 (7) Pursuant to a Stock Purchase Agreement dated April 7, 1997, on September 30, 1997, Mr. Lovelock, in connection with his exercise of a one-time right and option to purchase shares of Common Stock, was awarded the right to receive 947 shares of bonus stock at no cost to him, subject to a three-year vesting period which expires September 30, 2000. The dollar value for the restricted shares awarded to Mr. Lovelock in fiscal year 1997 of $14,208 was determined based upon the closing market price for the Common Stock on September 30, 1997. The number and value of aggregate restricted stock holdings at the end of the last completed fiscal year are 947 and $5,623, respectively, based upon the closing market price of the Common Stock on December 31, 1998. Any dividends paid on the Company's Common Stock will be paid on these restricted shares once the vesting requirement is fulfilled and the shares are issued.

 (8) Represents eight (8) performance-based options to purchase 5,000 shares of Common Stock each at the higher of the target share price ("Target Share Price") of $15, $20, $25, $30, $35, $40, $45 and $50, the fair market value of the Common Stock on the date the performance-based options are granted, or the fair market value of the Common Stock on the first business day following the calendar quarter in which the average daily fair market value of the Common Stock equals or exceeds the Target Share Price for the preceding calendar quarter. The options vest in equal annual installments of 20%, commencing with the second anniversary of the date the Target Share Price is achieved.

 (9) Includes options for 75,000 shares granted pursuant to the 1994 Stock Option Plan for Key Employees and an option for 25,000 shares pursuant to a one-time right and option to purchase shares of Common Stock granted on April 7, 1997 and which was exercisable by Mr. Lovelock between July 1, 1997 and September 30, 1997. On September 30, 1997, Mr. Lovelock exercised his right to purchase 3,158 shares of Common Stock at fair market value.

(10) Includes amounts paid on Group Term Life Insurance policies ($1,355 for Mr. Lovelock, $896 for Mr. Kramer and $714 for Mr. Johnson) and amounts paid on Executive Life Insurance policies ($1,188 for Mr. Lovelock), and, in the case of Mr. Johnson, $29,010 represents reimbursed relocation costs.

(11) Includes amounts paid on Group Term Life Insurance policies ($1,200 for Mr. Lovelock, $862 for Mr. Kramer and $218 for Mr. Johnson) and Executive Life Insurance policies ($1,888 for Mr. Lovelock (earned at Bell prior to Mr. Lovelock's joining GroupTech)).

(12) Includes reimbursed relocation costs of $14,824 for Mr. Lovelock and $37,812 for Mr. Johnson, of which $34,888 was paid by GFP.

(13) Includes amounts paid on Group Term Life Insurance policies ($2,169 for Mr. Lovelock, earned at Bell prior to his joining GroupTech, $927 for Mr. Kramer, and $137 for Mr. Johnson).

(14)  Includes $29,014 in bonus paid in Common Stock.

(15)  Includes $22,337 in bonus paid in Common Stock.

(16)  Includes $20,750 in bonus paid in Common Stock.

(17)  Amount reimbursed for payment of taxes on restricted share grant.

(18) Grant of 9,000 shares, vesting in increments of 3,000 shares on June 23, 1999, June 23, 2000 and June 23, 2001. The dollar value for the restricted shares awarded to Mr. Kramer in fiscal year 1998 of $73,125 was determined based on the closing market price for the Common Stock on June 23, 1998. The number and value of aggregate restricted stock holdings for Mr. Kramer at the end of the last completed fiscal year are 9,000 and $53,438, respectively, based upon the closing market price of the Common Stock on December 31, 1998. Any dividends paid on the Company's Common Stock will be paid on these restricted shares. If dividends are paid on such restricted shares in Common Stock, such Common Stock dividends will likewise be subject to the vesting requirement set forth above.

(19) Includes options for 5,000 shares of Common Stock pursuant to 1994 Stock Option Plan for Key Employees.

(20)  Options pursuant to 1994 Stock Option Plan for Key Employees.

(21)  Paid by Bell.

(22) Includes options for 15,000 shares of Common Stock pursuant to 1994 Stock Option Plan for Key Employees.

(23) Includes $1,350 imputed interest on Company loan of $90,000 to Mr. Johnson which was made on September 15, 1997 and repaid in full on December 22, 1997.

      The following table provides information with respect to the Named Officers concerning options granted during 1998.

                     Option/SAR Grants in Last Fiscal Year

                                                                               Potential
                                                                            Realizable Value
                                                                               at Assumed
                                                                            Annual Rates of
                                                                              Stock Price
                                                                            Appreciation for
                             Individual Grants                                Option Term
  ---------------------------------------------------------------------------------------------
                       Number of   Percent of Total
                       Securities    Options/SARs
                       Underlying     Granted to    Exercise or
                      Options/SARs   Employees in   Base Price   Expiration
         Name         Granted (#)    Fiscal Year      ($/sh)        Date    5% ($)     10% ($)
  ------------------  ------------ ---------------- -----------  ---------- -------    --------
  Jeffrey T. Gill             0            --             --         --          --          --
  Thomas W. Lovelock      5,000          1.7%         $15.00(1)     (2)     $     0(3) $ 95,887(3)
                          5,000          1.7%          20.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          25.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          30.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          35.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          40.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          45.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          50.00(1)     (2)           0(3)        0(3)
  John M. Kramer          5,000          1.7%         $15.00(1)     (2)     $     0(3) $ 95,887(3)
                          5,000          1.7%          20.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          25.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          30.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          35.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          40.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          45.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          50.00(1)     (2)           0(3)        0(3)
                          5,000(4)       1.7%           8.125     6/23/08    19,397      46,458
  Robert E. Gill              0            --             --         --          --          --
  David D. Johnson        5,000          1.7%         $15.00(1)     (2)     $     0(3) $ 95,887(3)
                          5,000          1.7%          20.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          25.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          30.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          35.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          40.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          45.00(1)     (2)           0(3)        0(3)
                          5,000          1.7%          50.00(1)     (2)           0(3)        0(3)
                         15,000(5)       5.2%           8.75      4/28/08    62,666     150,096

------------

(1) Such price represents the Target Share Price for performance-based options granted pursuant to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees. The actual exercise price shall be the greater of the Target Share Price, the fair market value of the Common Stock on the date the performance-based options are granted, or the fair market value of the Common Stock on the first business day following the calendar quarter in which the average daily fair market value of the Common Stock equals or exceeds the Target Share Price for the preceding calendar quarter. The performance-based options vest in equal annual installments of 20%, commencing on the second anniversary date of the date the Target Share Price has been achieved.

(2) The performance-based options shall expire at the earliest of the following times: (i) one year after the optionee's death; (ii) one year after termination of employment due to disability; (iii) three months after optionee's termination of employment following retirement; (iv) on the date of employment termination for reason other than death, disability or retirement; (v) with respect to each Target Share Price, the failure to achieve the applicable Target Share Price by the anniversary date of eight (8) years from the date of the option agreement; or (vi) on the eighth anniversary date of the date the applicable Target Share Price is achieved. In addition, the performance-based options will expire thirty (30) days after the Board of Directors makes a determination that the optionee is no longer a "key employee."

(3) Potential realizable value calculated based upon the market price of the underlying securities on the date of grant of $9.00.

(4) This option, pursuant to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees, is exercisable in two equal annual installments, commencing June 23, 2000.


(5) This option, pursuant to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees, is exercisable in five equal annual installments, commencing April 28, 2000.

      The following table provides information with respect to the Named Officers concerning option exercises and unexercised options in 1998.

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                    Values

                                                                             Value of Unexercised In-
                                                     Number of Unexercised    The-Money Options/SARs
                      Shares Acquired    Value      Options/SARs at Fiscal    at Fiscal Year-End ($)
         Name         on Exercise (#) Realized ($)       Year-End (#)                   (1)
  ------------------  --------------- ------------ ------------------------- -------------------------
                                                   Exercisable/Unexercisable Exercisable/Unexercisable
                                                   ------------------------- -------------------------
  Jeffrey T. Gill            0             0                  0/0                       0/0
  Thomas W. Lovelock         0             0             9,375/105,625            $11,164/$78,148
  John M. Kramer             0             0             40,708/58,570                  0/0
  Robert E. Gill             0             0                  0/0                       0/0
  David D. Johnson           0             0             12,500/87,500             8,488/16,975

------------
(1) Based on a market value of the underlying securities of $5.9375 at December 31, 1998 minus the exercise price of the options.

Employment Contracts and Termination, Severance and Change of Control
Arrangements

      GroupTech entered into an employment agreement in June 1997, with Thomas
W. Lovelock, its President and Chief Executive Officer. Subject to certain conditions, the term of the employment agreement extends from July 1, 1997 through June 30, 1999. During the term of the agreement, Mr. Lovelock is to receive a base salary of $200,000, which amount may be adjusted by GroupTech at its sole discretion. Additionally, upon meeting certain conditions, Mr. Lovelock was eligible to receive a one-time, lump sum cash bonus in the amount of $75,000, which he received in 1998. The agreement also provides that, if GroupTech terminates Mr. Lovelock without cause or for other than certain specified reasons, Mr. Lovelock shall receive pay continuance for a period of two years from the date of termination, along with customary medical and dental benefits and life insurance coverage for a period of one year from the date of termination, and GroupTech shall take the necessary actions to permit all stock options held by Mr. Lovelock to remain valid beyond the date of such termination. Mr. Lovelock agreed to certain nonsolicitation, noncompetition, and confidentiality provisions which shall remain in force beyond the term of the agreement and shall, accordingly, survive any termination thereof.

                         COMPENSATION COMMITTEE REPORT

Executive Compensation

      Executive Compensation Philosophy. The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock option programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to insure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

      Executive Compensation Components. The key components of the Company's compensation program are (i) base salary, (ii) an annual incentive award and
(iii) equity participation through stock options. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning the interests of executive officers with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

      Base Salary. Base salaries for executive officers are set near the average levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base salary adjustments are provided to executive officers based upon an evaluation of each executive's performance, as well as the performance of the Company as a whole. While the Compensation Committee does not establish a specific formula or target to determine base salaries, the Compensation Committee does review detailed survey data from a number of independent sources and services regarding the base salaries of executive officers in companies of similar size and in similar industries. In this regard, the Compensation Committee also considers the relative financial performance of these companies, especially with regard to growth in earnings and return on equity. The Compensation Committee also considers the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and demonstrating leadership.

      Annual Incentive Award. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to the attainment of specific Company objectives, as well as the attainment of specific individual objectives that are established annually with each of the executive officers. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each officer's compensation at risk. Consequently, at the beginning of each year, the Compensation Committee establishes potential bonuses for executive officers based upon their to ability to increase earnings and the achievement of specific operational objectives.

      For 1998, the Compensation Committee established a bonus target of approximately 35% to 50% of base salaries for the Company's executive officers. The Compensation Committee established the potential bonuses based upon its judgment regarding the appropriate percentage of compensation which should be based on the attainment of such results. For 1998, the bonuses awarded to executive officers by the Compensation Committee ranged from 15% to 35% of base salary based upon the growth in the Company's earnings as compared to the prior year.

      Equity Participation Through Stock Options. The Compensation Committee believes that equity participation through stock options is a key component of its executive compensation program. The use of such awards provides a long-term link between the results achieved for the Company's stockholders and the reward provided to executive officers. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company and the practices of other companies of similar size and in similar industries. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of the executive officers with those of the Company's stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's stock occurs over a number of years.

      Options to purchase a total of 390,000 shares of Company Common Stock were granted to the executive officers in 1998 with an exercise price equal to the fair market value of the underlying Company Common Stock on the date of grant, or, in the case of performance-based options, the greater of the Target Share Price, the fair market value of the Common Stock on the date the performance-based options are granted, or the fair market value of the Common Stock on the first business day following the calendar quarter in which the average daily fair market value of the Common Stock equals or exceeds the Target Share Price for the preceding calendar quarter. To encourage long-term performance, these options vest in equal 20% annual installments over a five-year period, beginning with vesting of the first 20% installment on the second anniversary of the date the Target Share Price has been achieved and expiring on the eighth anniversary of the date the Target Share Price is achieved. The Compensation Committee granted this number of options based on its judgment that this number is appropriate and desirable considering the Named Officers' actual and potential contribution to the Company. The assessment of actual and potential contribution was based upon the Compensation Committee's subjective evaluation of each of the executive officers' abilities, skills, efforts and leadership. The performance-based options will expire thirty (30) days after the Board of Directors makes a determination that the optionee is no longer a "Key Employee."

      Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options, if any, received by Jeffrey T. Gill, the President and Chief Executive Officer of the Company, for services rendered in 1998. Mr. Gill received a base salary of $223,269 for 1998. The Compensation Committee believes that this base salary is below the average for salaries paid to chief executive officers of companies of similar size and in similar industries. Mr. Gill was paid a total bonus of $135,960 in 1998 based upon 1997 performance. The Compensation Committee did not grant any stock options to Mr. Gill in 1998.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Code generally limits the corporate deduction for compensation paid to certain executive officers to one million dollars ($1,000,000), unless the compensation is performance-based. It is the Compensation Committee's intention that, so long as it is consistent with its overall compensation objectives, virtually all executive compensation shall be deductible for federal income tax purposes. It is the Compensation Committee's opinion that the stockholders' interest will be better served over the longer term by preserving the deductibility of its executive officers' compensation.

                                          Members of the Compensation Committee

                                                Henry F. Frigon

                                                William L. Healey

                                                Sidney R. Petersen

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is composed of Henry F. Frigon, William L. Healey and Sidney R. Petersen. None of the current members of the Compensation Committee are employees of the Company. The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption.

                               PERFORMANCE GRAPH

      The following graph shows a comparison of the cumulative total shareholder return, calculated on a dividend reinvestment basis, from the effective date of the initial public offering of the Company's Common Stock (May 18, 1994) through December 31, 1998. Since March 30, 1998, the effective date of the Reorganization, the Company's Common Stock has been traded on The Nasdaq Stock Market under the symbol "SYPR." Prior to that date, the common stock of GroupTech was traded on The Nasdaq Stock Market under the symbol "GRTK." In the performance graph, the cumulative total shareholder return of the Company is compared to the Russell 2000 Index and the S&P Small Cap 600 Index. It is also compared to The Nasdaq Stock Market Total Return Index-US Companies and The Nasdaq Stock Market-Electronic Component Stocks Index, the prior year comparative indices.

      The Company has changed the comparative indices used in the presentation of the performance graph in 1998. The Company has determined that a change in the comparative indices is appropriate as a result of the Reorganization, which expanded the Company's operating activities into industrial markets. The Nasdaq Stock Market-Electronic Component Stocks Index is deemed not to be a relevant measure and has been replaced, accordingly, by the S&P Small Cap 600 Index. In addition, The Nasdaq Stock Market Total Return Index-US Companies has been replaced by the Russell 2000 Index since the Russell 2000 Index is deemed to more appropriately track the performance of multi-industry businesses at the Company's level of market capitalization.

                        [Performance Graph Appears Here]


                             Sypris Solutions, Inc.
                            Proxy Performance Graph
                              Year Ended 12/31/98

                         05/18/94 12/31/94 12/31/95 12/31/96 12/31/97 3/31/98 12/31/98
                         -------- -------- -------- -------- -------- ------- --------
SYPR....................   100       60       25       10       28       26      15
S&P SMALLCAP 600........   100       99      129      156      196      218     201
RUSSELL 2000............   100      100      129      150      184      202     183
NASDAQ STOCK MARKET.....   100      103      146      180      221      258     311
NASDAQ ELECTRONIC
 COMPONENTS.............   100      109      181      313      328      361     508

                                  PROPOSAL TWO

      APPROVAL OF THE SYPRIS SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

      On August 25, 1998, the Board of Directors established, subject to approval by the Company's stockholders at the Annual Meeting, the Sypris Solutions, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), effective February 1, 1999. The Stock Purchase Plan permits eligible employees of the Company and of certain subsidiaries whose eligible employees the Board of Directors has authorized to participate in the Stock Purchase Plan (the Company and each such subsidiary shall be referred to herein each as a "Participating Employer" and collectively as "Participating Employers") to purchase shares of Common Stock of the Company at a discount from market prices through payroll or other compensation deductions.

      The Stock Purchase Plan is operated in cycles that are six calendar months in length. The first cycle began February 1, 1999.

      The Stock Purchase Plan must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the Stock Purchase Plan.

      The following constitutes a brief discussion of the material features of the Stock Purchase Plan and is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Purpose of the Plan

      The purpose of the Stock Purchase Plan is to provide eligible employees of Participating Employers an opportunity to acquire a proprietary interest in the Company through the purchase of the Common Stock of the Company on a payroll or other compensation deduction basis. It is believed that employee participation in the ownership of the Company will be to the mutual benefit of the eligible employees and the Company. It is intended that the Stock Purchase Plan be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

Plan Administration, Amendment and Termination

      The Stock Purchase Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have full power and authority to construe, interpret and administer the Stock Purchase Plan and to adopt rules and regulations for carrying out the Stock Purchase Plan as it may deem proper and in the best interests of the Company. The Compensation Committee may designate, by appropriate resolution, the Company's employees, agents or other persons or organizations to assist it in the administration of the Stock Purchase Plan. First Chicago Trust Company of New York has been selected to act as Plan Custodian for the Stock Purchase Plan.

      The Board of Directors may amend or terminate the Stock Purchase Plan at any time. Any amendment that (i) increases the total number of shares of Common Stock available for issuance under the Stock Purchase Plan, (ii) changes the class of corporations eligible to become Participating Employers or (iii) changes the class of persons eligible to receive options under the Stock Purchase Plan, shall require, within twelve (12) months after the adoption of any such amendment by the Board of Directors, the approval of the holders of a majority of all the shares of the Common Stock which are voted in person or by proxy at a duly held stockholders' meeting.

      The Stock Purchase Plan shall terminate January 31, 2006, unless terminated sooner by the Board of Directors.

Eligible Participants

      Each employee of a Participating Employer shall be eligible to participate in the Stock Purchase Plan on the first day of the next cycle after the employee satisfies the following three requirements: (i) the employee has been employed by a Participating Employer for at least three (3) months, (ii) the employee's customary weekly employment with the Participating Employer is at least twenty (20) hours and
(iii) the employee's customary calendar year employment with the Participating Employer exceeds five (5) months. The Company and its subsidiaries employed approximately 1,277 persons as of February 1, 1999 who would be eligible to participate in the Stock Purchase Plan.

Securities to be Utilized

      The maximum number of shares of Common Stock of the Company that may be issued pursuant to the Stock Purchase Plan is 300,000 shares, subject to adjustment upon possible future changes in the capital structure of the Company. Authorized but unissued shares or treasury shares or both will be issued pursuant to the Stock Purchase Plan. No shares will be purchased in private transactions or in the open market for delivery under the Stock Purchase Plan.

Method and Price of Purchase

      Participation in the Stock Purchase Plan is voluntary. Each eligible employee who wishes to participate must complete and deliver a payroll deduction authorization form to the Human Resource Department of the eligible employee's Participating Employer or another designee of the Compensation Committee on or before January 31 or July 31 before the beginning of each six-month cycle, the first of which began on February 1, 1999. Each eligible employee shall indicate on a payroll deduction authorization form the amount per pay period to be deducted from the employee's base wages and salary, the aggregate amount of which cannot exceed Six Thousand Dollars ($6,000.00) nor be less than One Hundred Dollars ($100.00) per cycle. Each participating employee is allowed one mid-cycle change to the amount authorized to be deducted from the employee's base wages and salary by delivering a new payroll deduction authorization form to the appropriate Human Resource Department.

      On the first day of each cycle, each participant in the Stock Purchase Plan shall be granted an option, subject to the limitations discussed herein, to purchase as many whole and fractional shares of Common Stock of the Company as can be purchased with payroll deductions and any cash dividends credited to the participant's stock purchase account during the cycle (less any required withholding taxes). Unless the Company is otherwise notified in writing by a participant, the option granted to a participant will be exercised automatically at the close of the last business day of the cycle for as many whole and fractional shares of Common Stock of the Company that can be purchased with the payroll deductions and cash dividends credited to the participant's stock purchase account on that day (less any required employment or other withholding taxes resulting from the exercise of the option). Stock purchased for each participant's account shall be registered on the Company's books in the name of First Chicago Trust Company of New York, which shall serve as the Plan Custodian to hold the shares on each participant's behalf. The purchase price for the shares is 85% of the lower of the closing sale price of a share of Common Stock on the first or last business day of the cycle (rounded up to the next whole dime). The closing price of the Common Stock, as reported by The Nasdaq National Market, was $7.75 on March 17, 1999.

      No participant shall be granted an option to the extent the option would permit the participant's rights to purchase stock under the Stock Purchase Plan and all employee stock purchase plans of the Company and its parent or subsidiaries (if any) to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. In addition, no participant shall be granted an option if the participant would own, immediately after the grant of the option, within the meaning of the provisions of Section 424 of the Code, stock representing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or any parent or subsidiary thereof, if any.

      A participant may withdraw at any time from the Stock Purchase Plan in accordance with applicable procedures and thereafter no further payroll deductions will be made. A participant who withdraws from the Stock Purchase Plan may elect to participate in a subsequent cycle, if then eligible, in accordance with applicable procedures.

Tax Consequences

      The following is a summary of the principal federal income tax consequences of transactions under the Stock Purchase Plan based on current federal income tax laws. This summary does not describe state, local or foreign tax consequences.

      The Stock Purchase Plan, and the right of employees to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Code. Under those provisions, no income will be taxable to any eligible employee at the time of his or her election to participate in the Stock Purchase Plan or when shares are purchased thereunder. However, the current position of the IRS is that the difference between the closing sale price of the stock on the last day of the cycle and the price a participant pays for the stock is considered taxable wages subject to federal employment taxes. No deduction under Section 162 of the Code will be allowed the Company for the transfer of the shares upon the exercise of the option, except as discussed below.

      The tax consequences to a participant upon disposition of the shares depends upon the period for which the participant held the shares. If a participant disposes of the shares more than two (2) years after the day the option therefor was granted (the first day of a cycle) and more than one (1) year after the shares were purchased for the participant's account, the lesser of (a) the excess of the fair market value of the shares at the time the option to purchase the shares was granted over the employee's purchase price or (b) the excess of the fair market value of the shares at the time of the disposition of the shares or the employee's death over the employee's purchase price, will be treated as ordinary income, and any further gain will be treated as capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares measured as of the purchase date over the employee's purchase price will be treated as ordinary income, and any further gain will be treated as capital gain. The amount taxable as ordinary income to the employee is subject to federal income tax withholding. The Company is entitled to a deduction only for amounts taxed as ordinary income to the participant who disposes of shares within two (2) years from the date the option to purchase the shares was granted and one (1) year from the date of purchase of the shares.

      Any dividends paid on shares credited to a participant's stock purchase account will be treated as ordinary income, even if automatically reinvested in additional shares of Common Stock.

      Each eligible employee should consult his or her own tax advisor for additional details.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                PROPOSAL THREE

            APPROVAL OF AN AMENDMENT TO THE SYPRIS SOLUTIONS, INC.

                   INDEPENDENT DIRECTORS' STOCK OPTION PLAN

      The Sypris Solutions, Inc. Independent Directors' Stock Option Plan (the "Independent Directors' Stock Option Plan") was adopted by the Board of Directors of GroupTech, the Company's predecessor, on October 27, 1994 (the "Effective Date") and was approved by the stockholders of GroupTech at the annual meeting of stockholders held in April 1995. The Independent Directors' Stock Option Plan was amended in February 1996 and was amended to reflect the merger of GroupTech with and into the Company in March 1998. The Board of Directors adopted a proposal on February 23, 1999 to further amend the Independent Directors' Stock Option Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder from 250,000 to 500,000 shares. The proposal to amend the Independent Directors' Stock Option Plan is subject to stockholder approval. The Independent Directors' Stock Option Plan provides for the grant of stock options to directors of the Company who are not employed by the Company or its subsidiaries or affiliates thereof.

      The amendment to the Independent Directors' Stock Option Plan must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the amendment to the Independent Directors' Stock Option Plan.

      As of March 17, 1999 there were stock options outstanding covering 174,226 shares of Common Stock held by six persons and only 75,774 shares of Common Stock remained available for future awards under the Independent Directors' Stock Option Plan. The proposed amendment is expected to provide a sufficient number of additional shares under the Independent Directors' Stock Option Plan for awards thereunder through the year 2001, and if adopted, the directors who are not employed by the Company or its subsidiaries or any affiliates thereof, could receive more benefits under the Independent Directors' Stock Option Plan than they could if the proposal is not adopted.

      The following constitutes a brief discussion of the material features of the Independent Directors' Stock Option Plan and is qualified in its entirety by reference to the full text of the Independent Directors' Stock Option Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

Purpose of the Plan

      The purpose of the Independent Directors' Stock Option Plan is to promote the interests of the Company by affording an incentive, in the form of an opportunity for stock ownership, to certain persons not employed by the Company and its subsidiaries or an affiliate thereof, to serve as directors of the Company in order to capitalize on the additional expertise and business judgment they provide to the Company.

Plan Administration, Amendment and Termination

      Subject to authority vested in the full Board of Directors, the Independent Directors' Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has full power and authority to construe, interpret and administer the Independent Directors' Stock Option Plan and to adopt rules and regulations for carrying out the Independent Directors' Stock Option Plan as it may deem proper and in the best interests of the Company.

      The full Board of Directors has the full and final authority in its discretion to select the independent directors to whom options will be granted under the Independent Directors' Stock Option Plan, the number of shares of Common Stock subject to each option, the times when options will be granted, the manner in which each option will be exercisable, the duration of the exercise period and such other provisions as the Board deems necessary or desirable consistent with the provisions of the Independent Directors' Stock Option Plan.

      Either the Board of Directors or the Compensation Committee has full and final authority in its discretion to determine all other questions relating to the administration of the Independent Directors' Stock Option Plan, subject to the terms and conditions thereof. The Board of Directors has the right, at any time, to amend, suspend or terminate the Independent Directors' Stock Option Plan, provided that no amendment shall make any changes in an outstanding option which would adversely affect the rights of an optionee without such optionee's consent.

      The Independent Directors' Stock Option Plan will terminate October 26, 2004, unless terminated sooner by the Board of Directors.

Eligible Participants

      Only directors who are independent directors are eligible to receive options under the Independent Directors' Stock Option Plan. An independent director is a director of the Company who is not an employee of the Company or its subsidiaries or an affiliate thereof. An independent director is selected to receive options under the Independent Directors' Stock Option Plan at the discretion of the full Board of Directors based upon his or her material contributions or expected contributions to the past, present and future successful performance of the Company and its subsidiaries.

      As of the Record Date, there were six persons who would be eligible to participate in the Independent Directors' Stock Option Plan.

Securities to be Utilized

      The Independent Directors' Stock Option Plan, as amended, will authorize the issuance of up to 500,000 shares of Common Stock of the Company. The maximum number of shares of Common Stock of the Company that may currently be issued pursuant to the Independent Directors' Stock Option Plan is 250,000 shares, subject to adjustment upon possible future changes in the capital structure of the Company. Authorized but unissued shares or treasury shares or both may be issued pursuant to the Independent Directors' Stock Option Plan. If an option expires or terminates for any reason prior to being exercised, the shares subject to, but not delivered, pursuant to such option may be transferred to the same director or another independent director without decreasing the aggregate number of shares of Common Stock that may be granted under the Independent Directors' Stock Option Plan.

Method of Granting Options

      Each option granted under the Independent Directors' Stock Option Plan will be evidenced by an agreement which sets forth the terms and conditions of the grant of the option as well as the period in which the option may be exercised. The exercise period cannot exceed ten (10) years from the date of grant. The exercise price of all options granted under the Independent Directors' Stock Option Plan must be 100% of the fair market value of the shares on the date the option is granted.

      Options granted pursuant to the Independent Directors' Stock Option Plan are nontransferable and may be exercised only by the independent director to whom the options were granted. In the event an independent director dies, all options held by such independent director shall remain effective and may be exercised by the estate of such independent director or the persons entitled to such options by will or by the applicable laws of descent and distribution until the expiration of the applicable option period.

Tax Consequences

      The following is a summary of the principal federal income tax consequences of transactions under the Independent Directors' Stock Option Plan based on current federal income tax laws. This summary does not describe state, local or foreign tax consequences.

      The grant of an option under the Independent Directors' Stock Option Plan will not result in income to the grantee or in a deduction for the Company. Upon the exercise of any option granted under the Independent Directors' Stock Option Plan, the grantee will generally realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares, which is subject to applicable income and employment tax withholding. That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the stock, the grantee will recognize short-term or long-term capital gain or loss depending on his or her holding period for the stock and upon the stock's subsequent appreciation or depreciation in value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

Options Granted in 1998

      The following options were granted pursuant to the Independent Directors' Stock Option Plan during the year ended December 31, 1998. The options were fully vested and immediately exercisable on the date of grant. The number of such options granted with respect to Independent Directors is set forth below:

                                                 Number  Weighted  Value of
                                                   of    Average  Options on
                                                 Options Exercise March 17,
Name                                             Granted  Price   1999(/1/)
----                                             ------- -------- ----------
Henry F. Frigon................................. 19,373   $8.98     $2,450(/2/)
R. Scott Gill................................... 10,000    9.13          0(/3/)
William L. Healey............................... 10,000    9.13          0(/3/)
Roger W. Johnson................................ 18,929    8.89      1,833(/4/)
Sidney R. Petersen.............................. 19,771    8.80      2,531(/5/)
Robert Sroka.................................... 14,961    8.83          0(/3/)
All current directors who are not executive
 officers as a group............................ 93,034    8.93      6,815(/6/)

------------
(1) Based on the closing price of Common Stock as reported in The Nasdaq National Market on March 17, 1999 ($7.75 per share). Except as indicated below, all other options were not "in the money" on March 17, 1999. The actual value of these options, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(2) Value is based on options to purchase 3,267 shares at a weighted average exercise price of $7.00.
(3)   Options were not "in the money" on March 17, 1999.
(4) Value is based on options to purchase 2,444 shares at a weighted average exercise price of $7.00.
(5) Value is based on options to purchase 3,375 shares at a weighted average exercise price of $7.00.
(6) Value is based on options to purchase 9,086 shares at a weighted average exercise price of $7.00.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE INDEPENDENT DIRECTORS' STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                             INDEPENDENT AUDITORS

      At its meeting held on February 23, 1999, the Board of Directors adopted the recommendation of the Audit and Finance Committee and selected Ernst & Young LLP to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31, 1999. Ernst & Young LLP has served as the Company's independent public accountants and auditors since and including the Company's fiscal year ended December 31, 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                                 OTHER MATTERS

      The Board of Directors does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

      You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

          DEADLINE FOR RECEIPT OF AND NOTICE OF STOCKHOLDER PROPOSALS

      Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting for the fiscal year ending December 31, 1999 must be received by the Company no later than November 27, 1999, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      Stockholder proposals received after February 10, 2000 will be considered untimely, and the proxies solicited by the Company for next year's Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

                                         By Order of the Board of Directors

                                         Richard L. Davis
                                         Secretary

Louisville, Kentucky
March 26, 1999

                                   EXHIBIT A

                          THE SYPRIS SOLUTIONS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

      1. PURPOSE. The purpose of the Plan is to provide eligible employees of the Company, and of any Subsidiary corporation which the Company's Board of Directors has designated as a Participating Employer in the Plan, an opportunity to acquire a proprietary interest in the Company through the purchase of the Company's common stock on a payroll or other compensation deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible employees and the Company. The Company intends for the Plan to qualify as an "employee stock purchase plan" under Code Section 423, and the Plan shall be so construed. Any term not expressly defined in the Plan but defined in the Code for purposes of Code Section 423 shall have the same definition herein.

      2. DEFINITIONS. The following terms used in this Plan shall have the following meanings unless otherwise expressly provided herein.

          A. "Account" means the bookkeeping account used to record: (i) shares of Stock purchased on the Participant's behalf under the Plan;
    (ii) cash or Stock dividends paid on Stock credited to the Participant's Account; (iii) the funds accumulated with respect to an individual Participant as a result of deductions from the Participant's pay; and
    (iv) employment or other withholding taxes charged against amounts credited to the Participant's Account as a result of the exercise of the option. Funds allocated to a Participant's Account shall remain the Participant's property at all times.

          B. "Base Pay" means regular straight time earnings, excluding payments for overtime, bonuses, incentive compensation and other special payments.

          C.    "Board" means the Company's Board of Directors.

          D.    "Code" means the Internal Revenue Code of 1986, as amended.

          E. "Committee" means the Compensation Committee of the Board that administers the Plan in accordance with Section 3.

          F. "Company" means Sypris Solutions, Inc., a Delaware corporation, with its principal place of business at 455 South Fourth Street, Suite 350, Louisville, Kentucky 40202.

          G. "Custodian" means such person or organization as shall hereafter be designated in writing by the Committee to serve as custodian to hold whole and fractional shares of Stock purchased for Participant Accounts under the Plan.

          H. "Eligible Employee" means any person, including any officer or director, who satisfies the following three requirements: (i) who has been employed by a Participating Employer for at least three (3) months;
    (ii) whose customary weekly employment with the Participating Employer is at least twenty (20) hours; and (iii) whose customary calendar year employment exceeds five (5) months.

          I. "Parent" means, as defined in Code Section 424(e), any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the Company own stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          J. "Participant" means an Eligible Employee who elects to participate in the Plan.

          K. "Participating Employer" means the Company and any Subsidiary which the Board has authorized to participate in the Plan as to its Eligible Employees.

          L. "Plan" means the Sypris Solutions, Inc. Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

          M. "Stock" means the Company's $0.01 par value common stock, or the common stock or securities of a successor that have been substituted therefor pursuant to Section 11.C.

          N. "Subsidiary" means, as defined in Code Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority to construe, interpret and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the Company's best interests. The Committee may designate, by appropriate resolution, the Company employees, agents or other persons or organizations to assist it in the administration of the Plan.

      4. DURATION AND CYCLES OF THE PLAN. The effective date of the Plan is February 1, 1999, subject to ratification of the Plan by the holders of a majority of all the shares of Stock which are voted in person or by proxy at a duly held stockholders' meeting. The Plan shall terminate upon issuance of all shares authorized to be issued under the Plan. The Plan shall be carried out in six (6) consecutive calendar month cycles, with the first cycle beginning on the first business day in February and ending on the last business day in July, and the second cycle beginning on the first business day in August and ending on the last business day in January. The first cycle shall begin on February 1, 1999.

      5. ELIGIBILITY AND PARTICIPATION. Eligible Employees of a Participating Employer may participate in the Plan as of the first day of the next cycle after satisfying the eligibility requirements, subject to the limitations set forth in Section 7. Participation is voluntary. To become a Participant, an Eligible Employee must complete and deliver to the Committee or its Company designee a payroll deduction authorization form (available from the Committee or its Company designee) on or before the date specified by the Committee, but in no event later than the day preceding the beginning of the cycle. Payroll deductions shall commence on the Participant's next available pay day after the beginning of the cycle and shall continue from cycle to cycle until altered or terminated as provided in Sections 6, 9 and 10.

      6.    PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS.

      A. Amount of Payroll Deductions. Each Eligible Employee electing to participate in the Plan shall indicate on the payroll deduction authorization form the amount of the Eligible Employee's Base Pay to be withheld, which shall not be more than Six Thousand Dollars ($6,000.00) nor less than One Hundred Dollars ($100.00) for any cycle. Payroll deductions will be made, on an after-tax basis, in equal installments each payroll period during the cycle.

      B. Changes to Payroll Deduction Authorization. Participants may make one (1) mid-cycle change to the amount of payroll deductions authorized by delivery of a new payroll deduction authorization form to the Committee or its designee. The change shall become effective as soon as administratively practicable and shall continue from cycle to cycle until again altered pursuant to this Section or terminated pursuant to Sections 6, 9 or 10.

      C. Credits to Participant Accounts. Payroll deductions from a Participant, and cash dividends paid on Stock credited to the Participant's Account, shall be credited to the Participant's Account. Notwithstanding the foregoing, the Participant may elect to have cash dividends paid directly to the Participant in lieu of crediting such amounts to the Participant's Account. Amounts shall remain in a Participant's Account until used to purchase shares pursuant to Section 9 or paid out pursuant to Sections 9 or 10. A Participant may not make separate cash payments into the Account. No interest or earnings on the Account will be credited to any Participant. Compensation deductions and cash dividends received or held by the Committee under the Plan shall be used to purchase Stock for the Participant's Account in accordance with the terms of the Plan. No Stock or Stock dividends credited to the Participant's Account shall be sold or otherwise used to purchase additional Stock for the Participant's Account. However, the Participant may at any time request the Custodian to issue to the Participant certificates for whole shares and payment for any fractional share credited to the Participant's Account.

      7.    GRANT OF OPTIONS.

      A. Number of Shares Optioned. On the first day in each cycle, each Participant (including, subject to Section 10.C, those on leaves of absence) shall be granted an option to purchase as many whole and fractional shares of Stock as the Participant can purchase with the compensation deductions and cash dividends credited to the Participant's Account during the cycle less any required employment or other taxes required to be withheld as a result of the exercise of the option.

      B. Limitation on Amount of Grant. Notwithstanding the foregoing, no Participant shall be granted an option to the extent that the option would permit the Participant's rights to purchase stock under the Plan and all employee stock purchase plans of the Company and its Parent and Subsidiaries (if any) to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. This Section shall be applied by use of all rules and definitions of terms which are applicable for purposes of Code Section 423(b)(8), it being the intent that this Section shall cause the Plan to comply with the requirements of such Section of the Code.

      C. Five Percent (5%) Shareholders. Anything herein to the contrary notwithstanding, no Participant shall be granted an option if the Participant would own, immediately after the grant of the option, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. The rules of Code
Section 424(d) shall apply in determining stock ownership and Stock which the Participant may purchase under outstanding options shall be treated as Stock owned by the Participant.

      D. Option Price. The option price per share shall be eighty-five percent (85%) of the lower of the fair market value per share of the Stock on the first or last business day in such cycle (rounded up to the next whole dime). "Business day" means the day on which any national securities exchange is open if the Stock is then listed on such exchange, or (if not listed) the day when the over-the-counter market is open.

      8. FAIR MARKET VALUE OF STOCK. The fair market value per share of Stock as of any day shall be computed as follows:

          A. If the Stock is listed on the over-the-counter market, the closing sale price of the Stock in the over-the-counter market (or if there was no sale of the Stock on such date, on the immediately preceding date on which there was a sale of the Stock), as reported by the National Association of Securities Dealers Automated Quotation System; or

          B. If the Stock is listed on a national securities exchange, the closing sale price for the Stock on the Composite Tape; or

          C. If the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

      9.    EXERCISE OF OPTIONS.

      A. Date of Exercise. Unless a Participant gives written notice to the Committee or its Company designee, as provided in Section 9.B, the Participant's option for each cycle is deemed exercised automatically at the close of the last business day in the cycle for as many whole and fractional shares of Stock as can be purchased with funds in the Participant's Account on that date.

      B. Participant Notice to Change Amount of Exercise. By delivering a written notice to the Committee or its Company designee at least two (2) business days before the end of a cycle, a Participant may decide not to exercise the Participant's option for that cycle or to exercise the option for some lesser number of shares. If more than one written notice is delivered by a Participant, the last notice shall control.

      C. Disposition of Account. Funds in a Participant's Account (including any cash dividends credited to the Participant's Account during the cycle less any required withholding taxes) will be used to pay the option price upon exercise of the Participant's option. Any amount in a Participant's Account at the end of any cycle not used to purchase Stock will be paid to a Participant (without interest) as soon as administratively practicable after the end of the cycle.

      D. Shares Held By Custodian. Stock purchased for a Participant's Account during any cycle shall be credited to the Participant's Account, but shall be registered on the Company's books in the name of the Custodian on behalf of the Participant, as soon as administratively practicable after the end of the cycle. Stock dividends shall also be credited to the Participant's Account and held by the Custodian on behalf of the Participant. Subject to the provisions of Section 12, and subject to the provisions of the Delaware General Corporation Law as hereafter amended (or any corporate statute applicable to a successor corporation as contemplated by Section 11.C), the Participant shall have all the rights and privileges of a shareholder as to whole and fractional shares of Stock credited to the Participant's Account, including the right to direct the vote of all whole and fractional shares of said Stock. The Participant may at any time request the Custodian to issue to the Participant certificates representing any whole shares of Stock credited to the Participant's Account. Each Participant will receive a statement of account from the Custodian as soon as administratively practicable after the end of a cycle showing the number of whole and fractional shares credited to the Participant's Account, the number of whole shares issued to and held by the Participant and the fractional share amounts paid to the Participant.

      E. Lapse of Options. All unexercised options shall lapse on the earlier of: (i) the end of the cycle; (ii) termination of participation; or
(iii) termination of the Plan.

      10.   TERMINATION OF PARTICIPATION.

      A. Termination by Participant. A Participant may at any time terminate participation by giving written notice of such termination to the Committee and electing to either:

          (1) Leave any funds in the Participant's Account in which event the Participant's option will be deemed exercised at the end of the then current cycle pursuant to Section 9.A and any amounts remaining after such exercise will be paid to the Participant (without interest); or

          (2)   Receive any funds in the Participant's Account.

      Participants who change their payroll deduction authorization to zero pursuant to Section 6.C shall be deemed to have terminated participation in the Plan and will be deemed to have elected a disposition of the Participant's Account in accordance with Section 10.A(1) unless the Participant notifies the Committee or its Company designee in writing at least two (2) business days before the end of the cycle that the Participant elects to receive the funds in the Participant's Account.

      Upon termination of participation, all further payroll deductions from such Participant shall cease and all amounts in the Participant's Account which are not used to purchase Stock, including any amount representing a fractional share, shall be paid to the Participant (without interest) and certificates for whole shares of Stock credited to the Participant's Account shall be issued to the Participant as soon as administratively practicable.

      B. Change in Employee Status. If, on or before the last business day in any cycle, a Participant ceases to be an Eligible Employee for any reason, including death, disability, resignation, retirement or dismissal, the Participant's participation in the Plan shall cease and any outstanding options shall lapse in full on the day the Participant's status as an Eligible Employee ceases. Upon lapse, all further payroll deductions shall cease, all amounts credited to the Participant's Account and not used to purchase Stock, including any amount representing a fractional share, shall be paid to the Participant (without interest), and certificates for whole shares of Stock credited to the Participant's Account shall be issued to the Participant as soon as administratively practicable following such lapse.

      C. Leaves of Absence. The employment relationship of a Participant with a Participating Employer will be treated as continuing intact while the Participant is on military, sick leave or other bona fide leave of absence for a period not to exceed ninety (90) days, or for a longer period, provided that the Participant's right to reemployment with the Participating Employer is guaranteed either by statute or by contract. Payroll deductions shall be suspended while the Participant is on an unpaid leave of absence. Where the period of leave exceeds ninety (90) days and where the Participant's right to reemployment is not guaranteed either by statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

      D. Limitation on Withdrawals From Account. A Participant may not withdraw any amount in the Participant's Account except pursuant to Sections 9.C, 10.A or 10.B.

      E. Reinstatement of Participation. A Participant whose participation in the Plan terminates during any cycle may not participate in the Plan again until the beginning of the next cycle.

      11.   STOCK RESERVED FOR PLAN.

      A. Number and Type of Shares. A total of three hundred thousand (300,000) shares of Stock, which may consist of authorized but unissued shares or treasury shares or both, are reserved for issuance under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in
Section 11.C. If any option shall lapse or terminate for any reason as to any shares, such shares of Stock shall again become available under the Plan.

      B. Proration of Available Shares. Notwithstanding anything herein to the contrary, if the total number of shares which would otherwise have been acquired under the Plan on any date exceeds the number of shares of Stock then available under the Plan, then the Committee may make such pro rata allocation of the shares remaining available in such practicable manner as it shall determine to be fair and equitable. The payroll deductions to be made pursuant to the Participant authorizations shall be reduced accordingly, and the Committee or its Company designee shall give written notice of such reduction to each affected Participant. Any payroll deductions in a Participant's Account not used to purchase Stock shall be paid (without interest) to such Participant as soon as administratively practicable following such reduction.

      C. Adjustment Provision. If there is any change in the number of outstanding shares of Stock by reason of any stock dividend, stock split or similar transaction, the number of shares of Stock then remaining available for issuance, the number of shares subject to any outstanding options, and shares credited to Participant Accounts shall be correspondingly changed, without change in the aggregate option price. Additionally, equitable adjustments shall be made in options and shares credited to Participant Accounts to reflect any other changes in the Stock, including changes resulting from a combination of outstanding shares or other recapitalization, reorganization, sale, merger, consolidation or similar transaction. The establishment of the Plan shall not affect the Company's right to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

      D. Legends. The Company shall be entitled to place any legends on certificates for whole shares of Stock issued hereunder which it deems appropriate to effectuate the terms of the Plan or to comply with any applicable law.

      12.   TRANSFERABILITY.

      A. Two-Year Limitation on Transferability. Certificates representing shares of Stock issued pursuant to the Plan may not be transferred before the expiration of two (2) years from the date of grant of the option, unless the Participant notifies the Committee or its Company designee of the Participant's intention to dispose of the Stock.

Upon receipt of such notice by the Committee or its Company designee, the Participant is free to dispose of the Stock. Disposition of the Stock within two (2) years from the date of grant of the option may result in adverse tax treatment for the Participant. Participants should seek tax advice with respect to dispositions of Stock acquired under the Plan.

      B. Assignment, Transfer, Pledge or Other Disposition. No funds or Stock credited to a Participant's Account nor any rights with regard to participation in the Plan, exercise of any option or the right to receive shares of Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect. Notwithstanding the foregoing, a Participant may at any time request the Custodian to issue Stock credited to the Participant's Account to the Participant; and, subject to the provisions of the Plan, the Participant may assign, transfer, pledge or otherwise dispose of said Stock after certificates have been issued to the Participant. An option granted under the Plan is exercisable during the Participant's lifetime only by the Participant.

      13. DESIGNATION OF BENEFICIARIES. A Participant may deliver to the Committee a written designation (on a prescribed form) of a beneficiary or beneficiaries to receive any Stock and cash payable to the Participant but not delivered to the Participant because of the Participant's death before such delivery. Such designation may be changed or revoked by delivery of written notice to the Committee or its Company designee. Upon the death of a Participant and upon receipt by the Committee or its Company designee of proof deemed adequate by it of the identity and existence of a beneficiary or beneficiaries validly designated by such Participant, the Company shall issue and deliver such Stock and pay such cash to such beneficiary or beneficiaries. In the absence of the Company's receipt of such proof, or if the Participant fails to designate any beneficiary who is living at the time of the Participant's death, the Company shall issue and deliver such Stock and pay such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Company, if and as the Committee may direct in its discretion, shall issue and deliver such Stock and pay such cash to the spouse and/or any one or more dependents or relatives of such Participant, or if no such spouse, dependent or relative is known to the Committee, then to such other person or persons as the Committee may designate in its discretion.

      14. AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the Board at any time. The Plan shall terminate on January 31, 2006 unless terminated sooner by the Board. Any amendment of the Plan requires approval by the Company's stockholders within twelve (12) months after such amendment's adoption by the Board if it increases the total number of shares of Stock available for issuance under the Plan, or changes the class of corporations eligible to become Participating Employers or the class of persons eligible to receive options under the Plan. Such stockholder approval shall mean approval by holders of a majority of all the shares of the Stock which are voted in person or by proxy at a duly held stockholders' meeting. No such amendment may be adopted which would adversely affect any rights acquired by any person hereunder before the effective date of such amendment, unless such amendment is necessary for the Company to obtain a ruling it may request from the Internal Revenue service with respect to the Plan, or necessary for the Plan to conform to the requirements of Code Section 423 or any other applicable law.

      15. NOTICES. Any notice or other communication by any person to the Committee shall be deemed to have been duly given when actually received by a member of the Committee, or when actually received by the Company addressed as follows: Sypris Solutions, Inc., 455 South Fourth Street, Suite 350, Louisville, Kentucky 40202. Any notice or other communication or any delivery of Stock or cash to any person (other than the Committee) under or in connection with the Plan shall be deemed to have been duly given or made when deposited in the United States mail, postage prepaid, addressed to such person at the address last shown for such person in the records of the Committee or any Participating Employer.

      16. TAX WITHHOLDING. The Participating Employer shall have the right to withhold from each Participant's compensation an amount equal to all federal, state and local taxes which the Participating Employer is required by law to withhold as a result of the Participant's participation in the Plan or disposition of shares of Stock issued under the Plan.

      17. NONGUARANTEE OF EMPLOYMENT. No provision of the Plan shall be construed as giving any person any right such person would not otherwise have to become or remain an employee of a Participating Employer, or any other right not expressly created by such provision.

      18. GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware and any applicable federal laws.

      Dated this 25th day of August, 1998.

                                         SYPRIS SOLUTIONS, INC.

                                                 /s/ Jeffrey T. Gill
                                         By: __________________________________
                                                     Jeffrey T. Gill
                                              President and Chief Executive
                                                         Officer

                                   EXHIBIT B

                            SYPRIS SOLUTIONS, INC.
                   INDEPENDENT DIRECTORS' STOCK OPTION PLAN
                          ADOPTED ON OCTOBER 27, 1994

              AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 23, 1999

                                   PREAMBLE

     The Sypris Solutions, Inc. Independent Directors' Stock Option Plan is a restatement of the Group Technologies Corporation Independent Directors' Stock Option Plan adopted by Group Technologies Corporation effective October 27, 1994. Group Technologies Corporation was merged into Sypris Solutions, Inc. effective March 30, 1998, with Sypris Solutions, Inc. being the surviving corporation. Pursuant to the provisions of the plan, Group Technologies Corporation common stock subject to the plan and outstanding options under the plan are automatically by virtue of the merger converted into and replaced by Sypris Solutions, Inc. common stock. The plan was amended and restated on March 30, 1998 to reflect the changes caused by the merger. The Plan is hereby again amended and restated, effective February 23, 1999, for the purpose of increasing the number of shares authorized for issuance under the Plan, as set forth herein.

     1. Purpose. The purpose of the Sypris Solutions, Inc. Independent Directors' Stock Option Plan is to promote the interests of the Company by affording an incentive to certain persons not affiliated with the Company and its Subsidiaries to serve as a director of the Company in order to bring additional expertise and business judgment to the Company through the opportunity for stock ownership offered under this Plan.

     2.   Definitions.

     A.   "Board" means the Company's Board of Directors.

     B.   "Code" means the Internal Revenue Code of 1986, as amended.

     C. "Common Stock" means the Company's common stock, $.01 par value, or the common stock or securities of a Successor that have been substituted theretofore pursuant to Section 9.

     D. "Company" means Sypris Solutions, Inc., a Delaware corporation, with its principal place of business at 455 South Fourth Street, Suite 350, Louisville, Kentucky 40202.

     E. "Compensation Committee" means the Compensation Committee of the Board that administers the Plan pursuant to Section 4.

     F. "Independent Director" means an individual serving as a director on the Company's Board of Directors and who is not otherwise employed by the Company or its Subsidiaries or an affiliate thereof.

     G. "Option Price" means the price to be paid for Common Stock upon the exercise of an option granted under the Plan, in accordance with Section 7.B.

     H. "Optionee" means an Independent Director to whom options have been granted under the Plan.

     I. "Optionee Representative" means the Optionee's estate or the person or persons entitled thereto by will or by applicable laws of descent and distribution.

     J. "Plan" means the Sypris Solutions, Inc. Independent Directors' Stock Option Plan, as set forth herein, and as amended from time to time.

     K. "Subsidiary" means any corporation which at the time an option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Code Section 424(f), or any similar provision thereafter enacted.

      L. "Successor" means the entity surviving a merger or consolidation with the Company, or the entity that acquires all or a substantial portion of the Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

      3.    Shares Subject to Plan.

      A. Authorized Unissued or Treasury Shares. Subject to the provisions of Section 9, the shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board, from the authorized unissued shares or treasury shares of Common Stock.

      B. Aggregate Number of Shares. Subject to adjustments and substitutions made pursuant to the provisions of Section 9, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed five hundred thousand (500,000) of the Company's authorized shares of Common Stock.

      C. Shares Subject to Expired Options. If any option granted under the Plan expires or terminates for any reason without having been exercised in full in accordance with the terms of the Plan, the shares of Common Stock subject to, but not delivered under, such option shall become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same employee or other employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

      4. Administration. The Plan shall be administered by the Compensation Committee of the Board. The Compensation Committee shall have full power and authority to construe, interpret, and administer the Plan and to adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company.

      5. Grant of Options. Subject to the terms, provisions and conditions of the Plan, the Board shall have full and final authority in its discretion:
(i) to select the Independent Directors to whom options shall be granted; (ii) to determine the number of shares of Common Stock subject to each option;
(iii) to determine the time or times when options will be granted, the manner in which each option shall be exercisable, and the duration of the exercise period; and (iv) to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan. Subject to the terms, provisions and conditions of the Plan, either the Board or the Compensation Committee shall have full and final authority in its discretion to determine all other questions relating to the administration of the Plan. The interpretation of any provisions of the Plan by either the Board or the Compensation Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Board or the Compensation Committee in administering the Plan.

      6. Eligibility. Independent Directors of the Company shall be eligible to receive options under the Plan. No Company director who is also a Company employee or a Subsidiary employee shall be entitled to receive an option under the Plan. Independent Directors to whom options may be granted under the Plan will be those selected by the Board from time to time who, in the sole discretion of the Board, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

      7. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an option agreement signed by the Optionee and by a member of the Board. An option agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan and that the Board may deem appropriate.

      A. Option Period. Options granted under the Plan shall be exercisable immediately and, if not exercised, shall lapse at the earliest of the following times:

          (i)   ten (10) years from the date of grant; or

          (ii) the date set by the grant and specified in the applicable option agreement.

      B. Option Price. The Option Price per share of Common Stock shall be the fair market value of the Common Stock on the date the option is granted and shall be subject to adjustments in accordance with the provisions of
Section 9.

      C. Fair Market Value. The fair market value of the Common Stock on any given measurement date shall be determined as follows:

          (i) if the Common Stock is traded on the over-the-counter market, the sale price for the Common Stock in the over-the-counter market on the measurement date (or if there was no sale of the Common Stock on such date, on the immediately preceding date on which there was a sale of the Common Stock), as reported by the National Association of Securities Dealers Automated Quotation System; or

          (ii) if the Common Stock is listed on a national securities exchange, the closing sale price for the Common Stock on the Composite Tape on the measurement date; or

          (iii) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

      D. Payment of Option Price. Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Board deems acceptable, and which other consideration in the Board's sole discretion may include: (i) Common Stock of the Company already owned by the Optionee having a total fair market value on the date of exercise, determined in accordance with Section 7.C, equal to the purchase price, (ii) Common Stock of the Company issuable upon the exercise of a Plan option and withheld by the Company having a total fair market value on the date of exercise, determined in accordance with Section 7.C, equal to the purchase price, or (iii) a combination of cash and Common Stock of the Company (either shares already owned by the Optionee or shares being withheld upon the exercise of a Plan option) having a total fair market value on the date of exercise, determined in accordance with Section 7.C, equal to the amount of the purchase price not paid in cash.

      E. Manner of Exercise. Subject to the terms and conditions of any applicable option agreement, any option granted under the Plan may be exercised in whole or in part. To initiate the process for the exercise of an option: (i) the Optionee shall deliver to the Company, or to a broker-dealer in the Common Stock with the original copy to the Company, a written notice of intent to exercise an option specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for the purpose of resale or distribution; and (ii) the Optionee, or the broker-dealer, shall pay for the exercise price of such shares with cash, or if the Board in its discretion agrees to so accept, by delivery to the Company of Common Stock of the Company (either shares already owned by the Optionee or shares being withheld upon the exercise of a Plan option), or in some combination of cash and such Common Stock acceptable to the Board. If payment of the Option Price is made with Common Stock, the value of the Common Stock used for such payment shall be the fair market value of the Common Stock on the date of exercise as determined in accordance with
Section 7.C. The date of exercise of a stock option shall be determined under procedures established by the Board, but in no event shall the date of exercise precede the date on which both the written notice of intent to exercise an option and full payment of the exercise price for the shares as to which the option is being exercised have been received by the Company. Promptly after receiving full payment for the shares as to which the option is being exercised and, provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to the Optionee, deliver to the Optionee a certificate for such shares of the Common Stock. If the Optionee fails to accept delivery of the Common Stock, the Optionee's rights to exercise the applicable portion of the option shall terminate.

      F. Investment Representation. Each option agreement may provide that, upon demand by the Board for such a representation, the Optionee or Optionee Representative shall deliver to the Board at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation before delivery of Common Stock issued upon exercise of an option and before expiration of the option period shall be a condition precedent to the right of the Optionee or Optionee Representative to purchase Common Stock.

      G. Exercise in the Event of Death or Termination of Service. Upon termination of service as an Independent Director, for whatever reason, any and all stock options held by the Optionee shall remain effective and may be exercised by the Optionee or the Optionee Representative until the expiration of the applicable option term.

      H. Transferability of Options. An option granted under the Plan may not be transferable and may be exercised only by the Optionee during the Optionee's lifetime, or by the Optionee Representative in the event of the Optionee's death, to the extent the option was exercisable by the Optionee at the date of his death.

      I. No Rights as Shareholder. No Optionee or Optionee Representative shall have any rights as a shareholder with respect to Common Stock subject to his option before the date of transfer to him of a certificate or certificates for such shares.

      J. Tax Withholding. To the extent required by applicable law, the Optionee shall, on the date of exercise, make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares. The Board, in its sole discretion, may permit these obligations to be satisfied in whole or in part with: (i) cash paid by the Optionee or by a broker-dealer on behalf of the Optionee, (ii) shares of Common Stock that otherwise would be issued to the Optionee upon exercise of the option, and/or (iii) shares of Common Stock previously acquired. The Company shall not be required to issue shares for the exercise of an option until such tax obligations are satisfied and the Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionee.

      8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver Common Stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Common Stock before:
(i) the listing of the Common Stock on any stock exchange or over-the-counter market on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. To the extent the Company meets the then applicable requirements for the use thereof and to the extent the Company may do so without undue cost or expense, and subject to the determination by the Board of Directors of the Company that such action is in the best interest of the Company, the Company intends to register the issuance and sale of such Common Stock by the Company under federal and applicable state securities laws using a Form S-8 registration statement under the Securities Act of 1933, as amended, or such successor Form as shall then be available.

      9.    Capital Adjustments Affecting Stock, Mergers and Consolidations.

      A. Capital Adjustments. In the event of a capital adjustment in the Common Stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under option shall be automatically adjusted to take into account such capital adjustment. By virtue of such a capital adjustment, the price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.

      B. Mergers and Consolidations. In the event the Company merges or consolidates with another entity, or all or a substantial portion of the Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares of Common Stock that shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such merger, consolidation or acquisition, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than the common stock of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such merger, consolidation or acquisition, each Optionee shall have the right to purchase: (i) that number of shares of common stock of the Successor that have a book value equal, as of the date of such merger, conversion or acquisition, to the book value, as of the date of such merger, conversion or acquisition, of the shares of Common Stock of the Company theretofore subject to the Optionee's option, (ii) for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the Optionee could have acquired all of the shares of Common Stock of the Company theretofore optioned to the Optionee.

      C. No Effect on Company's Rights. The granting of an option pursuant to the Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

      10. Amendment, Suspension, or Termination. The Board shall have the right, at any time, to amend, suspend or terminate the Plan. Notwithstanding the foregoing, without the consent of the Optionee, no amendment shall make any changes in an outstanding option which would adversely affect the rights of the Optionee.

      11. Effective Date, Term and Approval. The Plan is effective October 27, 1994 (the date of Board adoption of the Plan). The Plan was approved by stockholders of the Company holding not less than a majority of the shares present and voting at its 1995 annual meeting on April 21, 1995. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but any option granted prior thereto may be exercised in accordance with its terms.

      12. Governing Law; Severability. The Plan shall be governed by the laws of the State of Delaware. The invalidity or unenforceability of any provision of the Plan or any option granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.

      Dated this 23rd day of February, 1999.

                                         SYPRIS SOLUTIONS, INC.

                                                 /s/ Jeffrey T. Gill
                                         By: __________________________________
                                                     Jeffrey T. Gill
                                              President and Chief Executive
                                                         Officer

                [X]  Please mark your votes as in this example.

Shares represented by this proxy will be voted as directed by the stockholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. Please sign, date and return this proxy promptly in the enclosed envelope.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                           "FOR" PROPOSALS 1, 2 AND 3

1. Election of directors. (Proposal 1) Unless authority is withheld, this proxy will be voted for the election of all nominees.

                           [ ]   FOR     [ ]   WITHHELD

                                   NOMINEES:

   Henry F. Frigon      Jeffrey T. Gill        R. Scott Gill      Robert E. Gill
  William L. Healey     Roger W. Johnson     Sidney R. Petersen     Robert Sroka

For, except vote withheld from the following nominee(s):

________________________________

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided above.


2. Proposal to approve the Sypris Solutions, Inc. Employee Stock Purchase Plan. (Proposal 2)

     [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN

3. Proposal to approve the amendment to the Sypris Solutions, Inc. Independent Directors' Stock Option Plan. (Proposal 3)

     [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.


                            Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                            ________________________________________

                            ________________________________________
                            SIGNATURE(S)                        DATE

                            Sypris Solutions, Inc.
                            455 South Fourth Street
                           Louisville, Kentucky 40202

Revocable Proxy for Annual Meeting of Stockholders to be held on April 29, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF SYPRIS SOLUTIONS, INC.

     The undersigned hereby appoints Robert E. Gill and Jeffrey T. Gill, and each of them, as proxies for the undersigned, with full power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sypris Solutions, Inc. (the "Company") to be held at the Hyatt Regency, 320 West Jefferson Street, Louisville, Kentucky on Thursday, April 29, 1999, at 10:00 a.m. local time, or any adjournment thereof, as follows, hereby revoking any proxy previously given.